EXHIBIT 10.2

AMENDMENT TO FORBEARANCE AND ACCOMMODATION AGREEMENT

This AMENDMENT TO FORBEARANCE AND ACCOMMODATON AGREEMENT, dated as of March 31, 2023 (this “Amendment”), is by and between Pilot Travel Centers LLC, a Delaware limited liability company (“Customer”), and Nixon Product Storage, LLC (“Terminal”). Each of the foregoing is referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H :

WHEREAS, Customer and Terminal are parties to that certain Forbearance and Accommodation Agreement, dated as of January 12, 2023 (the “Forbearance Agreement”; capitalized terms that are used and not defined herein shall have the meanings given to them in the Forbearance Agreement) which provided, among other things, for Terminal’s forbearance with respect to certain TBCC Remedies described therein; and

WHEREAS, Customer and Terminal have agreed to (i) modify the Forbearance Period and (ii) make certain other amendments to the Forbearance Agreement, in each case, pursuant to Section 12 of the Forbearance Agreement and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments to Forbearance Agreement. Effective as of the Amendment Effective Date, the Forbearance Agreement is hereby amended as follows:

(a) Section 1(a) is amended by deleting the text “February 28, 2023” and replacing it with the text “June 15, 2023”.

(b) Section 1(c) is amended by inserting, after the text “by January 6, 2023” on the 10th line of such section, the text “, by February 28, 2023, or by any other date”.

(c) Section 2(c) is amended by inserting, after the text “inventory” and before the text “):” in the first parenthetical, the following text: “; provided, further, that Terminal’s agreement to provide such accommodations shall not apply for the period from (and including) March 1, 2023 through (and including) the “Amendment Effective Date”, as such term is defined in that certain Amendment to Forbearance and Accommodation Agreement, dated as of March 31, 2023, between the Parties”.

(d) Section 2(g) is amended by deleting the text “Forbearance Period” at the end of such section and replacing it with the text “period from (and including) January 12, 2023 through (and including) February 28, 2023”.

2. Conditional June Payment. In the event that Customer has not removed all of the Remaining Inventory from the Terminal Facility before May 31, 2023, then, on June 1, 2023, Customer shall pay in cash to Terminal the aggregate amount of $180,000.

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3. Tolling of Texas Litigation; April 11 Hearing. The Parties agree that all deadlines in the Texas litigation (No. 2022-70765) shall be tolled until June 15, 2023; provided that the temporary injunction hearing currently set for April 11, 2023 will be passed.

4. Removal of Inventory. Without prejudice to either Party’s rights or remedies under the TBCC, the TSA, at law, in equity, or otherwise, Customer agrees to take all actions reasonably required to remove the Remaining Inventory from the Terminal Facility on or before June 15, 2023.

5. Conditions to Effectiveness. This Amendment shall become effective (the date of such effectiveness being referred to herein as the “Amendment Effective Date”) upon the satisfaction of each of the following conditions:

(a) Customer and Terminal shall have executed and delivered this Amendment to Terminal by no later than March 31, 2023; and

(b) Customer shall have paid in cash to Terminal the aggregate amount of $1,080,000.00 by no later than one (1) Business Day following mutual execution of this Agreement.

6. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Forbearance Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Forbearance Agreement are ratified and confirmed and shall continue in full force and effect. Customer and Terminal agree that the Forbearance Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

7. Representations and Warranties. Each Party hereby represents and warrants and acknowledges to the other Party that, as of the Amendment Effective Date:

(a) Such Party has the corporate power to execute, deliver and carry out the terms and provisions of this Amendment and the Agreement as amended hereby, and such Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the Agreement as amended hereby.

(b) This Amendment and the Agreement as amended hereby, when executed and delivered by each Party hereto, constitutes or will constitute the authorized, valid and legally binding obligations of such Party enforceable in accordance with its terms, except as such enforceability may be limited by applicable debtor relief laws and by general principles of equity.

8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Party hereto and their respective successors and assigns.

9. Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction.

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10. Interpretation. This Amendment is the product of negotiations of the Parties and, in the enforcement or interpretation hereof, is to be interpreted in a neutral manner. Any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Amendment, or any portion hereof, shall not be effective in regard to the interpretation hereof.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Any signature hereto through electronic means shall have the same legal validity and enforceability as a manually executed signature and shall be binding on Customer and Terminal, and the Parties hereby waive any objection to the contrary.

12. Principles of Construction. Section 16 of the Agreement applies to this Amendment, mutatis mutandis.

13. Governing Law, Jurisdiction; Waiver of Jury Trial. Section 17 of the Agreement applies to this Amendment, mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Pilot Travel Centers LLC, as Customer

By:	/s/ JAMES CHIU
Name:	James Chiu
Title:	Vice President

[Signature Page to Amendment to Forbearance and Accommodation Agreement]

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Nixon Product Storage, LLC, as Terminal

By:	/s/ JONATHAN CARROLL
Name:	Jonathan Carroll
Title:	President & CEO

[Signature Page to Amendment to Forbearance and Accommodation Agreement]

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